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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of Lionbridge Technologies, Inc. of our report dated January 24, 2000 relating to the financial statements of Lionbridge Technologies, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data of Lionbridge and INT'L.com" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
April 19, 2000